SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


                               Date of Report:
                    (Date of earliest event reported)
                               June 30, 1994



                         CITIZENS UTILITIES COMPANY
            (Exact name of registrant as specified in charter)



Delaware                        0-1291                      06-0619596
(State or other jurisdiction    (Commission File Number)    (IRS Employer
                                                            of incorporation)
                                                            Identification
                                                            No.)



High Ridge Park, P.O. Box 3801,  Stamford, Connecticut        06905
(Address of principal executive offices)                     (Zip code)



                           (203) 329-8800
         (Registrant's telephone number, including area code)



                     No change since last report
     (Former name or former address, if changed since last report)

Item 5.   Other Events

On May 19, 1993, Citizens and GTE's Telephone Operations Unit announced they had entered into ten definitive agreements for Citizens to purchase approximately 500,000 local telephone access lines in nine states for $1.1 billion in cash. On December 31, 1993, 189,000 local telephone access lines in four states were transferred to the Company. On June 30, 1994, 270,000 local telephone access lines in New York State were transferred to the Company as reported in our Form 8-K dated July 15, 1994. Audited financial statements for the New York property as of and for each of the years in the two year period ended December 31, 1993 were reported in our Form 8-K dated July 5, 1994. This Form 8-K is being filed to report the unaudited financial statements of the New York property for the quarter ended March 31, 1994 and to report Pro Forma financial data for the 12 month period ended
March 31, 1994.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial statements of businesses acquired.

               Financial statements of Contel of New York, Inc. for the quarterly period ended March 31, 1994.

          (b)  Pro Forma financial information.

               Pro Forma financial statements as of and for the twelve month period ended March 31, 1994 combining the historical statements of income of Citizens Utilities Company and certain of the GTE Telephone Properties.

          (c)  Exhibits

               99  Press release of Citizens Utilities Company dated
                   August 4, 1994

                              SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                              CITIZENS UTILITIES COMPANY
                                                     (Registrant)




Date:  August 9, 1994                         By:/s/   Livingston E. Ross
                                              Vice President and Controller